                                                                 Exhibit 10.19

                 SOFTWARE LICENSE AND SERVICES AGREEMENT

     This Software License and Services Agreement ("Agreement") is made and entered into as of this 22nd day of July, 1998, between BroadVision, Inc. ("BroadVision") and

Company USinternetworking
        ----------------------------
        ("Customer"),

Address One USi Plaza
        ----------------------------
        Annapolis, MD 21401-7478
        ----------------------------

in consideration of the mutual covenants and conditions contained in this Agreement, the parties agree as stated herein. The following attachments, required when applicable, are also part of this Agreement:

     A. Current Licensing Practices
     B. Required Provisions of Sublicenses
     C. [omitted]
     D. [omitted]
     E. Business Terms

     1. LICENSE

         A. BroadVision hereby grants to Customer a perpetual (unless terminated as set forth herein), nonexeclusive, and nontransferable license, subject to the terms and conditions of this Agreement, to use the object code for the Software. For the purpose of this Agreement, "Software" shall mean all versions, including current, previous, and subsequent versions, of all software products, together with operating instructions, user manuals, training material, and other documentation as may, in BroadVision's sole discretion, be supplied to Customer.

         B. Customer may use the Software in accordance with BroadVision's published licensing practices in force at the time of delivery of the applicable Software products. BroadVision's current licensing practices are as set forth in Attachment A.

         C. Customer may not (a) rent, lease, or loan the Software; (b) electronically transmit the Software over a network except as necessary for Customer's licensed use of the Software; (c) use run-time versions of third-party products embedded in the Software, if any, for any use other than the intended use of the Software, (d) modify, disassemble, decompile, or reverse engineer the Software; (e) transfer possession of any copy of the Software to another party, except as expressly permitted herein; or (f) use the Software in any way not expressly provided for in this Agreement. There are no implied licenses. Customer agrees not to exceed the scope of the licenses granted herein.

         D. BroadVision also grants to Customer the right to grant nontransferable sublicenses to portions of the Software, where such grants are explicity permitted by BroadVision's licensing practices. Customer shall require each such sublicensee, before it may use or install the sublicensed Software, to execute a written license agreement containing, at a minimum, the required provisions specified in Attachment B. Customer shall indemnify BroadVision for all losses, costs, damages, expenses, and liabilities caused by a sublicensee's failure to honor the terms of such sublicense, or by Customer's failure to include required terms in its sublicense agreements with its sublicenses.

     2. PAYMENT, PRICES.

         A. Invoices shall be issued upon delivery of the products or services, unless specified herein to the contrary, and shall be due and payable in United States currency upon receipt by Customer. Payment shall be overdue thirty (30) days after the delivery date specified on the invoice. Overdue payments shall be subject to a finance charge of one and one-half percent (1 1/2%) for each month or fraction thereof that the invoice is overdue, or the highest interest rate permitted by applicable law, whichever is lower. BroadVision shall also be reimbursed for its collection costs in the event of late payments, including reasonable attorney's fees.

         B. Software will be shipped POB BroadVision's facility in Redwood City, California, U.S.A., by commercial surface transportation.
Transportation charges in excess of such rates will be billed to Customer. Software shall be deemed accepted upon delivery.

         C. The prices stated in BroadVision quotations are exclusive of any federal, state, municipal, value-added, foreign withholding or other governmental taxes, duties, fees, excises, or tariffs now or hereafter imported on the production, storage, licensing, tale, transportation, import, expect or use of the Software or any improvements, alterations, or amendments to the Software. Customer shall be responsible for, and if necessary reimburse, BroadVision for all such taxes, duties, fees, excises, or tariffs, except for governmental or

---------------------
  [CONFIDENTIAL TREATMENT] means that certain confidential information has been deleted from this document and filed separately with the Securities and Exchange Commission.

local taxes imposed on BroadVision's corporate net income.

     3. SOFTWARE MAINTENANCE

         A. BroadVision agrees to provide Customer with software maintenance subject to the following provisions and conditions:

            i. At Customer's request, BroadVision shall provide software maintenance at prices to be quoted to Customer. Software maintenance shall include (i) telephone and electronic mail support provided during BroadVision's normal working hours, and (ii) standard releases containing improvements or modifications to the Software, where such improvements or modifications are not priced as separate new products or options ("Standard Release").

             ii. BroadVision shall provide software maintenance for any Standard Release until 180 days after shipment of the subsequent Standard Release.

             iii. Customer shall designate one or, with BroadVision's prior written approval, more than one Support Contact Person, who shall be responsible for communicating support issues to BroadVision. Customer agrees to provide BroadVision with timely written notification containing all details of software problems necessary for BroadVision to diagnose such problems. Customer agrees to cooperate fully in providing BroadVision with Customer's source code, in machine-readable form, and order materials necessary to reproduce a reported software problem. Subject to Customer's security requirements, Customer agrees to provide BroadVision reasonable direct or remote access and test time on Customer's BroadVision system, for the purpose of diagnosing reported software problems. If BroadVision provides on-site services at Customer's request in connection with software maintenance, Customer shall reimburse BroadVision for all travel and other reasonable out-of-pocket expenses incurred with respect to such services.

             iv. Software maintenance may also include any patch releases ("Patch Releases") that BroadVision, in its sole discretion, makes available. Patch Releases are intended to address material deviations between the Software and its published specifications until a Standard Release can be made available. Customer may install Patch Releases at its option.

             v. BroadVision shall not be responsible for maintaining Software that fails to comply with its published specifications if such noncompliance is the result of modification of the Software by Customer or third parties. If BroadVision expands its time on a noncompliance found to be the result of any of the preceding, Customer shall pay BroadVision for such time at BroadVision's then-current hourly consulting rate.

         B. Unless terminated by either party with at least ninety days notice, software maintenance will automatically be renewed for successive one-year periods at BroadVision's then-current prices for software maintenance. In the event of termination for Customer's breach or Customer's convenience, all maintenance fees shall be immediately due and payable without notice; in the event of termination for any other reason, Customer shall be entitled to a refund of maintenance fees already paid, prorated for the unused portion of such fees.

         C. Annual software maintenance renewal fees are due and payable in advance; in all other respects payments are subject to the terms and conditions of the Agreement.

         D. If Customer initially declines software maintenance and then subsequently elects to commence maintenance, or if maintenance for an item of Software is discontinued at Customer's request and then subsequently renewed, Customer shall pay the maintenance fees that would have been due for the period during which maintenance was not provided.

     4. TITLE TO SOFTWARE.

         A. Customer shall include BroadVision's copyright or proprietary rights notice on any copies of the software or associated documentation, including copyright or proprietary rights notices of third parties that are included on media or in documentation provided by BroadVision. Customer acknowledges that the Software is the property of BroadVision or its licensors.

         B. Unless otherwise requested by BroadVision, Customer shall ensure that the phrases, "Personalized by BroadVision One-To-One" shall appear prominently on the logon screen, splash screen, or other first view of the Customer's application seen by consumers or other end-users when they enter such application. The above phrase shall be a hypertext link to a URL specified by BroadVision. Customer's use of the phrase shall be in accordance with BroadVision's guidelines for use of the mark.

     5. WARRANTY.

         BroadVision warrants that the Software will conform in all material respects to its written specifications when installed and for 90 days thereafter. For purposes of this Agreement, the sole source of such specifications shall be BroadVision's written user documentation. Customer will notify BroadVision within 10 days after the expiration of the warranty period of any other nonconformity. Where a material nonconformity exists within the warranty period, and proper notice has been given to BroadVision, BroadVision will, as its sole and exclusive liability to Customer, use due diligence to correct the nonconformity and provide Customer with one copy of any such corrected version of the Software, or, if BroadVision is unable to correct such nonconformances within a reasonable period of time, refund all license fees paid to it for the Software, or the most recent software maintenance fee paid for the Software, if the nonconformity relates to a Standard Release delivered pursuant to Section 3 herein. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED OR IMPLIED, AND BROADVISION EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NONINFRINGEMENT.

     6. LIMITATION OF LIABILITY.

         BroadVision's liability to Customer under this Agreement or for any other reason relating to the products and services provided under this Agreement, including claims for contribution or indemnity, shall be limited to the amount paid to BroadVision, or three (3) times such amount in the event of claims made pursuant to Section 7 herein, under this Agreement, NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OR ANY REMEDY UNDER THIS AGREEMENT, CUSTOMER AGREES THAT IN NO EVENT SHALL BROADVISION BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR LOSS OF USE.

     7. INTELLECTUAL PROPERTY RIGHTS INDEMNITY.

         BroadVision will defend any action against Customer claiming that the Software constitutes infringement of a duly issued patent existing or issued prior to the intital delivery date of the applicable Software, copyright, trademark, or trade secret. BroadVision shall indemnify Customer for any reasonable expense incurred by Customer in connection with the foregoing. BroadVision's obligations under this section are conditioned upon BroadVision having sole control of any such action, and upon Customer notifying BroadVision immediately in writing of the claim and giving authority, information, and assistance necessary to settle or defend such claim. If the use of the Software infringes or is enjoined, or BroadVision believes it is likely to infringe or be enjoined, BroadVision may, at its sole option, (i) procure for Customer the right to continue use of the licensed Software as furnished; (ii) replace the licensed Software; (iii) modify the licensed Software to make it non-infringing, provided that the Software still substantially conforms to the applicable specifications; or
(iv) if BroadVision, after using all commercially reasonable efforts, is unable to accomplish the foregoing remedies, terminate the license and refund the license fee for the Software, less a proportional adjustment for the time the Software was used by Customer, equal to the ratio of the time elapsed since the delivery date to five (5) years. The indemnity provided herein shall not apply if the alleged Infringement arises from: (a) the use of other than a currently supported, unaltered release of the licensed Software; (b) the use of Software that has been modified or merged with other programs by Customer; or (c) the use of the licensed Software in combination with software or hardware not provided under this Agreement. The foregoing states BroadVision's sole and exclusive liability for patent, copyright, or other proprietary rights infringement.

     8. CONFIDENTIALITY OF SOFTWARE AND DOCUMENTS.

         A. Customer shall not reproduce, duplicate, copy, sell, or otherwise disclose, or disseminate the Software, including operating instructions, user manuals, and training materials, in any medium except as authorized herein. Customer may make copies of the Software, in machine readable form, only as is reasonably necessary for archival and backup purposes.

         B. Customer expressly undertaken, using reasonable efforts not less than it exercises for its own confidential materials, to retain in confidence, and to require its employees or consultants to retain the Software in confidence, and will make no use of such information, except under the terms and during the existence of this Agreement, and only to the extent that such use is necessary to Customer's employees or consultants in the course of their employment.

         C. The provisions of this section shall survive the termination of this Agreement for a period of five (5) years.

         D. Customer shall not release the results of any benchmark of the Software, or of any third party products embedded in the Software, without BroadVision's prior written approval.

     9. AUDIT RIGHTS.

         At BroadVision's request, but in no event more than twice annually, Customer shall provide BroadVision with a report detailing its use of the Software. No more than once annually, BroadVision may, upon fifteen (15) days prior written notice, audit Customer's records to ensure that license and other fees have been properly paid in compliance with this Agreement. Any such audit will be conducted during regular business hours at Customer's offices and shall not interfere unreasonably with Customer's business activities. If an audit reveals that Customer has underpaid its total fees by more than five percent (5%), then Customer shall pay BroadVision's reasonable costs of conducting the audit, in addition to the underpaid amount.

    10. TERM/TERMINATION.

         This Agreement is effective on the earlier of (i) the date of shipment of the Software or (ii) the date set forth above, and continues until terminated as provided herein, or by agreement of both parties. BroadVision may terminate this Agreement upon: (a) any material breach of this Agreement by Customer that is not cured within 10 days following written notice thereof; or (b) failure by Customer to pay license fees for Software under the payment terms specified in this Agreement or as stated on BroadVision's invoice for such Software. Upon termination of this Agreement for any of the above reasons, all licenses granted hereunder terminate and Customer will immediately destroy the Software and all copies in any form. Upon termination for any other reason, Customer may continue to use the Software, provided that Sections 1, 2 (to the extent that any amounts are owed to BroadVision as of the termination date), 4, 6, 7, 8, 9, and 11 shall survive the termination of this Agreement, and BroadVision may terminate Customer's use of the Software upon a material breach of any of the surviving sections.

     11. GENERAL.

         A. WAIVER/AMENDMENT. No waiver, amendment, or modification of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver, amendment, or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement, except as specifically provided herein, shall be deemed as a waiver of any such right, power, or remedy.

         B. ASSIGNMENT. Either party may assign this Agreement to an entity acquiring substantially all of its assets or merging with it, provided that such assignee agree in writing to assume all obligations under this Agreement. Except as set forth above, neither party may assign any of its rights or delegate any of its obligations under this Agreement to any third party without the express written consent of the other. Any attempted assignment in violation of the foregoing shall be void and of no effect. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

         C. DISPUTES. The rights of the parties hereunder shall be governed by the laws of the State of California without giving effect to principles of conflicts of laws. Any suits brought hereunder may be brought in the federal or state courts in Santa Clara County, California, and Customer submits to the jurisdiction thereof. The parties expressly exclude the application of the 1980 United Nations Convention on Contracts for the international Sale of Goods, if applicable.

            Customer acknowledges that the Software contains trade secrets, the disclosure of which would cause substantial harm to BroadVision that could not be remedied by the payment of damages along. Accordingly, BroadVision will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of BroadVision's intellectual property rights in the Software.

         D. SEVERABILITY, if any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

         E. EXPORT. Customer acknowledges that the laws and regulations of the United States restrict the export of the Software. Customer agrees that it will not export or re-export the Software in any form without first obtaining the appropriate United States and foreign government approvals.

         F. NOTICE. Any notice, consent, or other communication hereunder shall be in writing, and shall be given personally, by confirmed fax or express delivery to either party at their respective addresses:

            (i)  to BroadVision at:
                 BroadVision, Inc.
                 585 Broadway
                 Redwood City, CA 94063, USA
                 Attn: Chief Financial Officer

            (ii) to Customer at:

                 ------------------------------

                 ------------------------------

                 Attn:-------------------------

or such other address as may be designated by written notice of either party. Notice shall be deemed given when delivered or transmitted, or seven days after deposit in the mail.

         G. INDEPENDENT CONTRACTORS. The parties' relationship shall be solely that of independent contractor and nothing contained in this Agreement shall be construed to make either party an agent, partner, joint venturer, or representative of the other for any purpose.

         H. FORCE MAJEURA. If the performance of this Agreement, or any obligation hereunder, except the making of payments, is prevented, restricted, or interfered with by reason of any act or condition beyond the reasonable control of the affected party, the party so affected will be excused from performance to the extent of such prevention, restricting, or interference.

         I. ENTIRE AGREEMENT. This Agreement, including all Attachments hereto, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof and supersedes all proposals, oral, or written, all previous negotiations, and all other communications between the parties with respect to the subject matter hereof. The terms of this Agreement shall provide notwithstanding any different, conflicting, or additional terms that may appear in any purchase order or other Customer document. All products and services delivered by BroadVision to Customer are subject to the terms of this Agreement, unless specifically addressed in a separate agreement.


Agreed to by:                        BroadVision, Inc.


                                     /s/Randall Bolten
                                     ---------------------------------
                                     Signature


                                     Randall Bolten
                                     ---------------------------------
                                     Printed Name


                                     CFO
                                     ---------------------------------
                                     Title





Customer:                            USinternetworking
                                     ---------------------------------
                                     Company Name


                                     /s/ Stephen E. McManus
                                     ---------------------------------
                                     Signature


                                     Stephen E. McManus
                                     ---------------------------------
                                     Printed Name


                                     President
                                     ---------------------------------
                                     Title

                                  ATTACHMENT A TO
                      SOFTWARE LICENSE AND SERVICES AGREEMENT

                          BROADVISION LICENSING PRACTICES

BroadVision's current standard licensing practices are as follows for the products listed below. These practices are in effect as of January 1, 1998.

     - BROADVISION ONE-TO-ONE DEVELOPMENT SYSTEM - licensed on a per-user basis. In other words, each INDIVIDUAL who will use the Development System to develop BroadVision One-To-One applications must be separately licensed.

     - BROADVISION WEBAPPS - licensed on a per-user basis, similar to the BroadVision One-To-One Development System. WebApps currently available include One-To-One Commerce, One-To-One Financial, and One-To-One Knowledge.

     - BROADVISION ONE-TO-ONE DEPLOYMENT SYSTEM - licensing is based on the maximum number of profiled users permitted to be tracked by BroadVision One-To-One application.

     - DYNAMIC COMMAND CENTER ("DCC") - licensed on a per-user basis. In other words, each INDIVIDUAL using the DCC must be separately licensed.

     - CONTENT MANAGEMENT CENTER ("CMC") - licensed on a per-user basis, similar to the DCC.

           (NOTE: The DCC and the CMC may be sublicensed to third parties using Customer's application software in accordance with the terms of this Agreement.)

                                  ATTACHMENT B TO
                      SOFTWARE LICENSE AND SERVICES AGREEMENT

                    REQUIRED PROVISIONS OF SUBLICENSE AGREEMENTS

Each agreement sublicensing the Software entered into between Customer and Customer's end-users ("End-Users", "End-User License") shall, at a minimum, state the following:

     a. End-Users shall have the right to duplicate the Software only for backup or archival purposes and to transfer the Software to a backup computer in the event of computer malfunction. End-Users shall not make the Software available on any timesharing or other rental arrangements. End-Users may not transfer their rights under the End-User License agreement without BroadVision's permission.

     b. End-Users shall not cause or permit the reverse engineering, disassembly, or decompilation of the Software.

     c.    Title shall not pass to the End-User.

     d. The End-User License agreement shall not include warranties, express or implied, made on behalf of BroadVision.

     e. BroadVision shall not be liable for any damages, whether direct, indirect, incidental, or consequential, arising from the use of the Software.

     f. As the termination of the End-User License, the End-User shall discontinue use and shall destroy or return the Software to BroadVision, including all archival or other copies.

     g. The End-User License shall state that BroadVision is a thirty-party beneficiary of the End-User License.

     h. The End-User shall not publish any result of benchmark tests run on the Software.

     i. The End-User shall comply fully with all relevant regulations of the United States Department of Commerce and with the U.S. Export Administration to assure that the Software is not exported in violation of the code and regulations.

                                    ATTACHMENT E

                                   BUSINESS TERMS

This Attachment E is incorporated into the Software License and Services Agreement (the "Agreement") dated the 22nd day of July, 1998 __between BroadVision, Inc. ("BroadVision") and USINTERNETWORKING ("Partner"). The terms and conditions contained herein are subject in all respects to the terms and conditions of that Agreement, except that in the event of a conflict between the terms of this Attachment E and the Agreement, the terms of this Attachment E shall govern.

1. DEVELOPMENT LICENSES AND FEES: Partner agrees to purchase the following development licenses:

      _6_ Software Development Kits (SDKs) including One-To-One Knowledge; One-To-One Commerce, One-To-One Financial, and the Dynamic Command Center, at [CONFIDENTIAL TREATMENT] cash for a subtotal amount of [CONFIDENTIAL TREATMENT].

     _10_ Dynamic Command Centers (DCC) at [CONFIDENTIAL TREATMENT] each for a subtotal amount of [CONFIDENTIAL TREATMENT].

     _12_ Content Management Centers (CMC) at [CONFIDENTIAL TREATMENT] each for a subtotal amount of [CONFIDENTIAL TREATMENT].

     _3_ CPU deployment licenses at [CONFIDENTIAL TREATMENT] each for a subtotal amount of [CONFIDENTIAL TREATMENT].

     The above Development Licenses are discounted [CONFIDENTIAL TREATMENT] for a subtotal of [CONFIDENTIAL TREATMENT]. Development licenses may be used by Partner for training, demonstration, and development purposes. Development SDK licenses are licensed on a "per developer" basis. These licenses may also be used to develop systems for multiple projects, provided each licenses is used by only one named developer.

     In addition to the above Development Licenses purchased for [CONFIDENTIAL TREATMENT]. Partner agrees to pre-pay [CONFIDENTIAL TREATMENT] to purchase additional quantities of above products only, or as prepayment against license fees, payable to BroadVision as a result of Partner hosting applications for third parties using only the above products. This amount is non-refundable and guaranteed. Partner will receive a [CONFIDENTIAL TREATMENT]
 discount on the purchase price of such products. BroadVision agrees that [CONFIDENTIAL TREATMENT] of the [CONFIDENTIAL TREATMENT] prepay will be spent on marketing activities with an equal amount to be budgeted and spent by Partner for marketing activities.

When the [CONFIDENTIAL TREATMENT] allotted for products of the [CONFIDENTIAL TREATMENT] prepay has been depleted, Partner may purchase additional BroadVision products. Amount paid for such products will include a percentage discount off of BroadVision's then current local list price as specified in the following table. BroadVision agrees that [CONFIDENTIAL TREATMENT] of any additional net license fees will be set aside for joint marketing activities, and partner agrees to set aside an equal amount.


    NET ADDITIONAL LICENSE FEES                  DISCOUNT OFF OF BROADVISION'S
  PAID TO BROADVISION BY PARTNER                           LIST PRICE

----------------------------------            ----------------------------------
   [CONFIDENTIAL TREATMENT]                      [CONFIDENTIAL TREATMENT]
----------------------------------            ----------------------------------
   [CONFIDENTIAL TREATMENT]                      [CONFIDENTIAL TREATMENT]
----------------------------------            ----------------------------------
   [CONFIDENTIAL TREATMENT]                      [CONFIDENTIAL TREATMENT]
----------------------------------            ----------------------------------


2. MAINTENANCE AND TECHNICAL SUPPORT

Partner will be the primary contact for Maintenance and Support to users of applications built using Software ("End-Users"). For licenses purchased on behalf of End-Users, Partner will provide first-line support to End-Users of the integrated value-added solution, and BroadVision will provide second-line support to Partner. First line support is the provision of services across the interface between the End-User and the supplier for all support and maintenance related issues. Second line support is the provision of services across the interface between the End-User and the integrator for all support and maintenance related issues specifically where BroadVision products are concerned. Partner will purchase maintenance, including "9x5" or "24x7" support, for Software licenses at the price of [CONFIDENTIAL TREATMENT] of the then current local list price at time of license purchase. If requested, maintenance and technical support fees for "24x7" support are available and are [CONFIDENTIAL TREATMENT] of the then current local list price at time of license purchase. In the case where BroadVision supplies support directly to the End-User, BroadVision charges [CONFIDENTIAL TREATMENT] for 9x5 support, and [CONFIDENTIAL TREATMENT] for "24x7" support, of the then current local list price at time of license purchase. For the initial purchase of [CONFIDENTIAL TREATMENT] in net license fees, the maintenance charge will be [CONFIDENTIAL TREATMENT], or [CONFIDENTIAL TREATMENT], for 9x5 support.

3. TRAINING

Sales training will be provided to partner at no additional cost. Technical training may be purchased at a [CONFIDENTIAL TREATMENT] discount from BroadVision.

4. PAYMENT

Payment of all initial fees for the amount of [CONFIDENTIAL TREATMENT], plus applicable taxes on licenses of [CONFIDENTIAL TREATMENT], plus
[CONFIDENTIAL TREATMENT] in maintenance, will be terms net 30 days.

5. OTHER TERMS

Partner will inform BroadVision of sales activities regarding BroadVision applications to prospects with annual revenues greater than [CONFIDENTIAL TREATMENT]. Partner will purchase at least
[CONFIDENTIAL TREATMENT] of licenses for each new customer using a BroadVision application. Partner may use BroadVision current list prices as of the date of signing until December 31st, 1998. As of January 1st, 1999, Partner must use any new BroadVision product price lists within 45 days of BroadVision publishing and distributing new price lists to Partner. Once Partner puts a user of a particular application/user license into production, it is located into inventory. That application/user license is fungible in that it can be assigned to another client end user, but the money in the pool of funds is not. Partner cannot exchange client/user licenses of one type for licenses of another type after they have been put into production. For example, Partner cannot exchange One-To-One Commerce licenses for CPU deployment licenses.

Agreed to by:

   Partner:  /s/ STEPHEN E MCMANUS            BroadVision:  /s/ RANDALL BOLTEN
             ----------------------                          ------------------

             Stephen E. McManus                              Randall Bolten
             ----------------------                          ------------------
             Name                                            Name

             President                                       CFO
             ----------------------                          ------------------
             Title                                           Title

                                [BROADVISION LETTERHEAD]

Mr. William Karpovich
USINTERNETWORKING
One USi Plaza
Annapolis, Maryland 21401-7478

July 22nd, 1998


Dear William,

Attachment E, "Business Terms" of the Software License and Services Agreement dated July 22nd 1998 is amended to include the following statement which is inserted in the second paragraph in Section 1, after the sentence "This amount is non-refundable and guaranteed." Inserted sentence is as follows:

"Partner has unlimited use and quantities of above licenses upon request until the prepay amount is depleted."

By signing and returning you agree to this amendment of Attachment E.

Sincerely,
                                    USINTERNETWORKING: /s/ WILLIAM G. KARPOVICH
                                                       -------------------------
                                                       Signature
/s/ RANDALL BOLTEN
------------------                                     William G. Karpovich
RANDALL BOLTEN                                         -------------------------
CFO                                                    Printed Name

                                                       VP Product Development
                                                       -------------------------
                                                       Title

                                   ATTACHMENT E

                                  BUSINESS TERMS

This Attachment E is incorporated into the Software License and Services Agreement (the "Agreement") dated the 30 day of September 1998 __ between BroadVision, Inc. ("BroadVision") and USINTERNETWORKING ("Partner"). The terms and conditions contained herein are subject in all respects to the terms and conditions of that Agreement, except that in the event of a conflict between the terms of this Attachment E and the Agreement, the terms of this Attachment E shall govern.

1. DEVELOPMENT LICENSES AND FEES: Partner agrees to purchase the following developmental licenses:

          _11_ Software Development Kits (SDKs) including One-To-One Knowledge, One-To-One Commerce, One-To-One Financial, and the Dynamic Command Center, at [CONFIDENTIAL TREATMENT] each for a subtotal amount [CONFIDENTIAL TREATMENT].

          _10_ Dynamic Command Centers (DCC) at [CONFIDENTIAL TREATMENT] each for a subtotal amount of [CONFIDENTIAL TREATMENT].

         _12_ Content Management Centers (CMC) at [CONFIDENTIAL TREATMENT] each for a subtotal amount of [CONFIDENTIAL TREATMENT].

         _7_ CPU deployment licenses at [CONFIDENTIAL TREATMENT] each for a subtotal amount of [CONFIDENTIAL TREATMENT].

     The above Development Licenses are discounted [CONFIDENTIAL TREATMENT] for a subtotal of [CONFIDENTIAL TREATMENT]. Development licenses may be used by Partner for training, demonstration, and development purposes. Development SDK licenses are licensed on a "per developer" basis. These licenses may also be used to develop systems for multiple projects, provided each licenses is used by only one named developer.

     In addition to the above Development Licenses purchased for [CONFIDENTIAL TREATMENT], Partner agrees to pre-pay [CONFIDENTIAL TREATMENT] to purchase additional quantities of above products only, or as prepayment against license fees, payable to BroadVision as a result of Partner hosting applications for third parties using only the above products. This amount is non-refundable and guaranteed. Partner will receive a [CONFIDENTIAL TREATMENT]
 discount on the purchase price of such products. BroadVision agrees that [CONFIDENTIAL TREATMENT] of the [CONFIDENTIAL TREATMENT] prepay will be spent on marketing activities with an equal amount to be budgeted and spent by Partner for marketing activities.

When the [CONFIDENTIAL TREATMENT] allotted for products of the [CONFIDENTIAL TREATMENT] pre-pay has been depleted, Partner may purchase additional BroadVision products. Amount paid for such products will include a percentage discount off of BroadVision's then current local list price as specified in the following table. BroadVision agrees that [CONFIDENTIAL TREATMENT] of any additional net license fees will be set aside for joint marketing activities, and partner agrees to set aside an equal amount.


    NET ADDITIONAL LICENSE FEES                  DISCOUNT OFF OF BROADVISION'S
  PAID TO BROADVISION BY PARTNER                           LIST PRICE

----------------------------------            ----------------------------------
   [CONFIDENTIAL TREATMENT]                      [CONFIDENTIAL TREATMENT]
----------------------------------            ----------------------------------
   [CONFIDENTIAL TREATMENT]                      [CONFIDENTIAL TREATMENT]
----------------------------------            ----------------------------------
   [CONFIDENTIAL TREATMENT]                      [CONFIDENTIAL TREATMENT]
----------------------------------            ----------------------------------


2. MAINTENANCE AND TECHNICAL SUPPORT

Partner will be the primary contact for Maintenace and Support to users of applications built using Software ("End-User"). For licenses purchased on behalf of End-Users, Partner will provide first-line support to End-Users of the integrated value-added solution, and BroadVision will provide second-line support to Partner. First line support is the provision of services across the interface between the End-User and the supplier for all support and maintenance related issues. Second line support is the provision of services across the interface between the End-User and the integrator for all support and maintenance related issues specifically where BroadVision products are concerned. Partner will purchase maintenace, including "9x5" or "24x7" support, for Software licenses at the price of [CONFIDENTIAL TREATMENT] of the then current local list price at time of license purchase. If requested, maintenance and technical support fees for "24x7" support are available and are [CONFIDENTIAL TREATMENT] of the then current local list price at time of license purchase. In the case where BroadVision supplies support directly to the End-User, BroadVision charges [CONFIDENTIAL TREATMENT] for 9x5 support, and [CONFIDENTIAL TREATMENT] for "24x7" support, of the then current local list price at time of license purchase. For the initial purchase of [CONFIDENTIAL TREATMENT] in net license fees, the maintenance charge will be [CONFIDENTIAL TREATMENT], for 9x5 support. However, maintenance obligations on SDKs will not commence until the licensed user (a) completes BroadVision training or (b) commences using the SDK, whichever occurs first.

3. TRAINING

Sales training will be provided to partner at no additional cost. Technical training may be purchased at a [CONFIDENTIAL TREATMENT] discount from BroadVision.

4. PAYMENT

Payment of all initial fees for the amount of [CONFIDENTIAL TREATMENT], plus applicable taxes on licenses of [CONFIDENTIAL TREATMENT], will be payable [CONFIDENTIAL TREATMENT] immediately upon execution of this Agreement and the balance on or before December 15, 1998.

5. OTHER TERMS

Partner will inform BroadVision of sales activities regarding hosting BroadVision applications to prospects with annual revenues greater than [CONFIDENTIAL TREATMENT]. Partner will purchase at least
[CONFIDENTIAL TREATMENT] of licenses for each new customer using a BroadVision application. Partner may use BroadVision current list prices as of the date of signing until December 31st, 1998. As of January 1st, 1999, Partner must use any new BroadVision product price lists within 45 days of BroadVision publishing and distributing new price lists to Partner. Once Partner puts a user of a particular application/user license into production, it is locked into inventory. That application/user license is fungible in that it can be assigned to another client/end user, but the money in the pool of funds is not. Partner cannot exchange client/user licenses of one type for licenses of another type after they have been put into production. For example, Partner cannot exchange One-To-One Commerce licenses for CPU deployment licenses.

Agreed to by:

Partner:   /s/Stephen E. McManus           BroadVision, /s/Randall Bolten
           ----------------------------                 ---------------------
           Signature                                    Signature


           Stephen E. McManus
           ----------------------------                 ---------------------
           Name                                         Name


           President                                    CFO
           ----------------------------                 ---------------------
           Title                                        Title



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